Exhibit 3.2

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF DESIGNATION

OF

SERIES D CONVERTIBLE PREFERRED STOCK

OF

THE PRINCETON REVIEW, INC.

Pursuant to Section 151

of the General Corporation Law of

the State of Delaware

The undersigned, Stephen Richards, hereby certifies that:

I. He is the duly elected and acting Chief Operating Officer and Chief Financial Officer of The Princeton Review, Inc., a Delaware corporation (the “Corporation”).

II. That the Certificate of Designation of Series D Convertible Preferred Stock of the Corporation was filed with the Secretary of State of the State of Delaware on December 7, 2009 (the “Certificate of Designation”).

III. That this Certificate of Amendment to the Certificate of Designation amends certain provisions of Sections 2(b) and 11 as set forth below, which amendment was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware.

IV. That Section 2(b) of the Certificate of Designation is hereby amended by adding the following after “the Series Preferred Directors”:

“and directors who are Affiliates of the Camden Funds or Falcon”.

V. That Section 11 of the Certificate of Designation is hereby amended by adding the following definitions:

“Camden Funds” means, collectively, Camden Partners Strategic Fund IV, L.P., Camden Partners Strategic Fund IV-A, L.P. and any investment fund that is an Affiliate of Camden Partners Strategic Fund IV, L.P. or Camden Partners Strategic Fund IV-A, L.P.

“Falcon” means Falcon Strategic Partners III, LP and any investment fund that is an Affiliate of Falcon Strategic Partners III, LP.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Certificate of Amendment to the Certificate of Designation has been signed on behalf of the Company by its Chief Operating Officer and Chief Financial Officer as of March 11, 2010.

THE PRINCETON REVIEW, INC.

By:	/s/ Stephen Richards
Name:	Stephen Richards
Title:	Chief Operating Officer and Chief Financial Officer